Exhibit 10.10

FIRST AMENDMENT TO

THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY OPERATING AGREEMENT

This Amendment (this “Amendment”) is made, effective as of May     , 2012 (the “Effective Date”), to that certain Third Amended and Restated Limited Liability Company Operating Agreement of JCS Holdings, LLC (the “Company”) by and among the Members of the Company, dated March 10, 2010 (the “Original Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Original Agreement.

WHEREAS, the parties hereto represent Members beneficially owning, in the aggregate, a majority of the outstanding Voting Units.

WHEREAS, the Company’s wholly-owned subsidiary, Ignite Restaurant Group, Inc. (“IRG”) is in the process of making an initial public offering (the “IPO”) and has filed a Registration Statement on Form S-1 with the Securities and Exchange Commission.

WHEREAS, IRG contemplates splitting its common stock prior to and in preparation for the IPO.

WHEREAS, the Company contemplates distributing the Company’s unreserved cash to its Members reasonably promptly following the IPO in accordance with and pursuant to Section 7.2 of the Original Agreement (the “Cash Distribution”).

WHEREAS, the Company has contemplated, and the Management Committee has approved, distributing substantially all of the newly split common stock of IRG to its Members within approximately thirty-one (31) days following the IPO in accordance with and pursuant to Section 7.3 of the Original Agreement (the “Contemplated In-Kind Distribution”).

WHEREAS, the Company has made available to each of its Members the opportunity to irrevocably elect (each an “Election”) to have the Company sell in the IPO (and prior to the Contemplated In-Kind Distribution) newly split, common stock of IRG that would otherwise be distributed to each such Member in connection with the Contemplated In-Kind Stock Distribution.

WHEREAS, the Company has received Elections to sell 196,528 shares of newly split common stock of IRG in the IPO (the “Underlying Stock”).

WHEREAS, the Company contemplates contemporaneously distributing (x) the net proceeds of the sale of the Underlying Stock (the “Net Proceeds”) to the Members who have directed the Company to sell the Underlying Stock (the “Electing Members”), and (y) substantially all of the remaining, newly split common stock of IRG with respect to which the Company has not received timely and validly made Elections, such distributions are collectively referred to herein as the “IRG Distribution”.

WHEREAS, the undersigned desire to clarify that for purposes of Section 7 of the Original Agreement, the Electing Members receiving their respective pro-rata portion of the Net

Proceeds in connection with the IRG Distributions will be treated as if they had received the Underlying Stock and the Company had, solely for this purpose, acted as such Electing Members’ agent in selling the Underlying Stock.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree pursuant to and in accordance with Section 12.2 of the Original Agreement as follows:

1.     Amendment.  Section 7.3 of The Original Agreement is hereby amended and restated as follows:

“7.3         Distributions in Kind.  All distributions shall be made in cash or cash equivalents unless the Management Committee shall have approved a distribution of property in kind.  Any such distribution shall be valued based on the fair market value of the property to be distributed and shall be in accordance with Section 7.2.  With respect to the IRG Distribution, each Electing Member will be treated as if such Electing Member had received such Electing Member’s respective number of shares of Underlying Stock; provided that such Electing Member receives such Electing Member’s pro-rata portion of the Net Proceeds in connection with the IRG Distribution.  Accordingly, notwithstanding any other provision of this Agreement, income or gain resulting from a sale of the Underlying Stock shall be allocated solely among the Electing Members on a pro rata basis according to the number of shares of Underlying Stock subject to Elections made by them.  Any term used in this Section 7.3 but not otherwise defined in this Agreement shall have the meaning assigned to such term in that certain amendment to this Agreement entered into on or about May     , 2012.”

2.     Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Original Agreement, all of which shall continue in full force and effect.  Any references to the “Agreement” in the Original Agreement shall mean the Original Agreement as amended by this Amendment.

3.     Governing Law.  All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.  Any dispute relating hereto shall be heard in the state or federal courts of Delaware, and the parties agree to jurisdiction and venue therein.

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4.     Headings.  The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Amendment to the Third Amended and Restated Limited Liability Company Operating Agreement effective as of the date first written above.

J.H. WHITNEY VI, L.P.

By:	J.H. Whitney Equity Partners VI, LLC
its General Partner

By:
Name:
Title:

First Amendment to

Third Amended and Restated

Limited Liability Company Operating Agreement

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Amendment to the Third Amended and Restated Limited Liability Company Operating Agreement effective as of the date first written above.

Print Name:

First Amendment to

Third Amended and Restated

Limited Liability Company Operating Agreement